Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report on Form 10-Q of Translate Bio, Inc. (the “Company”) for the quarter ended September 30, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), the undersigned, Ronald C. Renaud Jr., President and Chief Executive Officer, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge on the date hereof:

(1)	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 6, 2019	By:	/s/ Ronald C. Renaud, Jr.
Ronald C. Renaud, Jr. President and Chief Executive Officer